UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2006, Altus Pharmaceuticals Inc. ("Altus") and Lonza Ltd. ("Lonza") entered into a Manufacturing and Supply Agreement (the "Commercial Supply Agreement") with respect to ALTU-135, Altus’ orally administered enzyme replacement therapy in development for patients with pancreatic insufficiency. Under the Commercial Supply Agreement, Lonza will manufacture and supply to Altus certain proteins in bulk form for use by Altus in preparing the commercial supply of ALTU-135.

Either party may terminate the Commercial Supply Agreement for breach by the other party if such breach is not cured within 90 days of notice of such breach. Altus may terminate the Commercial Supply Agreement if Lonza fails to deliver the amounts of the bulk product for ALTU-135 as ordered by Altus because of a failure to obtain a license or regulatory approval, if such failure is not cured within 60 days of notice of the failure. Altus also may terminate the Commercial Supply Agreement on written notice and upon fulfilling certain other obligations, if it determines that it will cease development or commercialization of ALTU-135 due to toxicity, efficacy or other reasonable technical or business considerations. Lonza may terminate the Commercial Supply Agreement upon 30 days written notice, if Altus fails to provide or arrange for Lonza to be provided with certain component ingredients required to produce the bulk proteins for ALTU-135. Either party shall have the right to terminate the Commercial Supply Agreement by written notice immediately upon the occurrence of the entry of a decree or order for relief by a court having jurisdiction with respect to the other party in an involuntary insolvency case, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the filing by the other party of a petition for relief under any applicable national, federal, or state insolvency or other similar law.

The foregoing is a summary description of certain terms of the Commercial Supply Agreement. Altus intends to file the Commercial Supply Agreement as an exhibit to its Annual Report on Form 10-K for the year ending on December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit Number Description
99.1 Press Release dated November 17, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

November 21, 2006	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated November 17, 2006